Exhibit 99.1

Investor Contacts:

Gina Hicks

Chief Financial Officer

Phone: 888-482-7671

ghicks@vpco.com

Vapor Corp. Announces Results of Special Meeting

DANIA BEACH, Fla., August 4, 2016 /PRNewswire/ -- Vapor Corp. (OTCQB: VPCOD) (“Vapor” or the “Company”) announced the results of its Special Meeting of Stockholders held earlier today. At the Special Meeting, Vapor’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 5,000,000,000 shares, par value $0.0001, to 750,000,000,000, par value $0.0001 (the “Authorized Share Increase”).

On August 4, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, which will effect the Authorized Share Increase immediately.

About Vapor Corp.

Vapor Corp. is a U.S. based retailer of vaporizers, e-liquids and electronic cigarettes. Vapor Corp. has a streamlined supply chain and marketing strategies. The Company sells direct to consumer via Company-owned brick-and-mortar retail locations operating under “The Vape Store” brand.

Through its wholly owned subsidiary, Healthy Choice Markets, Inc., the Company also operates natural and organic grocery operations. The initial store acquired for these operations in June 2016 is Ada’s Natural Market in Ft. Myers, Florida.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.’s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

3001 Griffin Road | Ft. Lauderdale, FL 33312 | Phone: 1.888.766.5351 | Fax: 1.888.882.7095
www.vapor-corp.com